Exhibit 21.1

Subsidiaries of the Registrant

Name	Jurisdiction
Thomas Properties Group, LP	Maryland
TPG/CalSTRS, LLC	Delaware
TPGA, LLC	Delaware
TPG Plaza Investments, LLC	Delaware
515/555 Flower Associates, LLC	Delaware
515/555 Flower Junior Mezzanine Associates, LLC	Delaware
515/555 Flower Mezzanine Associates, LLC	Delaware
505 Flower Associates, LLC	Delaware
505 Flower Jr. Mezzanine Guarantor, LLC	Delaware
Thomas Properties Group Investments, LLC	Delaware
Reflections I, LLC	Delaware
Reflections II, LLC	Delaware
TPG Oak Hill / Walnut Hill, LLC	Delaware
TPG Valley Square, LLC	Delaware
TPG Four Falls, LLC	Delaware
TPG-BH/ICC GP, LLC	Delaware
TPG-BH/ICC, LP	Delaware
TPG-2500 City West GP, LLC	Delaware
TPG-2500 City West, LP	Delaware
TPG-San Felipe Plaza GP, LLC	Delaware
TPG-San Felipe Plaza, LP	Delaware
TPG-OCS Holding Company, LLC	Delaware
TDP Commerce Square Gen Par, Inc.	Delaware
TDP-CS Gen Par, LLC	Delaware
Commerce Square Partners Philadelphia Plaza, LP	Delaware
TPG-TCS Holding Company, LLC	Delaware
TCS SPE Associates, LP	Delaware
TCS Mezzanine G.P., LLC	Delaware
TCS SPE 1, LP	Delaware
TCS SPE 2, LP	Delaware
TCS SPE 3, LP	Delaware
TCS Gen Par, LLC	Delaware
Philadelphia Plaza—Phase II	Pennsylvania
TPG-Land Investment Co., LLC	Delaware
TPG/P&A 2101 Market, LLC	Pennsylvania
TPG/P&A 2101 Market, LP	Pennsylvania
TPG-Land Investment Company, LP	Pennsylvania
Thomas SPE Corp	Pennsylvania
2121 Market Street Associates, L.P.	Pennsylvania
Harris Building General Partners, LLC	Pennsylvania
Harris Building Associates, L.P.	Pennsylvania
TPG New FP GP, LLC	Delaware
TPG New FP L.P., LLC	Delaware
New TPG Four Points, L.P.	Texas
TPG Austin Properties GP, LLC	Delaware
TPG-FP Services GP, LLC	Delaware
TPG-FP Services LP, LLC	Delaware
TPG-FP Services, LP	Delaware
TPG-El Segundo Partners, LLC	California
Thomas Realty Partners, LLC	Delaware
Thomas Properties Group Advisor, LLC	Delaware